As filed with the Securities and Exchange Commission on     , 1995

                                        Registration No. 33-_____
=================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                        J. P. MORGAN & CO. INCORPORATED
               (Exact name of issuer as specified in its charter)

                                    Delaware
         (State of other jurisdiction of incorporation or organization)

                                   13-2625764
                      (I.R.S. Employer Identification No.)

                   60 Wall Street, New York, New York  10260
              (Address of principal executive offices) (Zip Code)
                              ____________________

                          INCENTIVE COMPENSATION PLAN OF
                        J. P. MORGAN & CO. INCORPORATED
                            AND AFFILIATED COMPANIES
                            (Full title of the plan)
                              ____________________

                        Edward J. Kelly, III, Secretary
                        J. P. Morgan & Co. Incorporated
                   60 Wall Street, New York, New York  10260
                                 (212) 648-8423
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

Copies to:     Margaret M. Foran, Esq.
               J. P. Morgan & Co. Incorporated
               60 Wall Street, New York, New York  10260






                        CALCULATION OF REGISTRATION FEE

=================================================================
                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate Amount of
to be          to be          Price per      Offering  Registration
Registered     Registered     Share (1)      Price (1) Fee
_________________________________________________________________

Common         500,000        $79.4375      $39,718,750 $13,696.12
Stock,
$2.50 par
value
=================================================================
(1) Estimated solely for the purpose of calculating the registration fee.





=================================================================


                           INCENTIVE COMPENSATION PLAN
                       OF J. P. MORGAN & CO. INCORPORATED
                           AND AFFILIATED COMPANIES

                             PART II:  INFORMATION
                     REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  List of Exhibits
-------------------------

5. Opinion and Consent of Margaret M. Foran, Esq., Vice President, Assistant General Counsel and Assistant Secretary of J.P. Morgan, with respect to the legality of the securities registered hereunder.

23.  Consent of Independent Accountants.

24.  Powers of Attorney.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 25th day of October, 1995.

                        J. P. MORGAN & CO. INCORPORATED

                            BY: MARGARET M. FORAN/s/
                                (VICE PRESIDENT,
                           ASSISTANT GENERAL COUNSEL
                            AND ASSISTANT SECRETARY)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF
1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN
SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES
INDICATED.



SIGNATURE                     TITLE                   DATE
---------                     -----                   ----


DOUGLAS A. WARNER III*        Chairman of the Board,  October 25, 1995
(DOUGLAS A. WARNER III)       President and Director
                              (Principal Executive
                              Officer)

RILEY P. BECHTEL*
(RILEY P. BECHTEL)            Director                October 25, 1995

MARTIN FELDSTEIN*
(MARTIN FELDSTEIN)            Director                October 25, 1995

HANNA H. GRAY*
(HANNA H. GRAY)               Director                October 25, 1995

JAMES R. HOUGHTON*
(JAMES R. HOUGHTON)           Director                October 25, 1995

JAMES L. KETELSEN*
(JAMES L. KETELSEN)           Director                October 25, 1995

WILLIAM S. LEE*
(WILLIAM S. LEE)              Director                October 25, 1995

ROBERTO G. MENDOZA*
(ROBERTO G. MENDOZA)          Vice Chairman of the    October 25, 1995
                              Board and Director

LEE R. RAYMOND*
(LEE R. RAYMOND)              Director                October 25, 1995

RICHARD D. SIMMONS*
(RICHARD D. SIMMONS)          Director                October 25, 1995

KURT F. VIERMETZ*
(KURT F. VIERMETZ)            Vice Chairman of the    October 25, 1995
                              Board and Director

RODNEY B. WAGNER*
(RODNEY B. WAGNER)            Vice Chairman of the    October 25, 1995
                              Board and Director

DENNIS WEATHERSTONE*
(DENNIS WEATHERSTONE)         Director                October 25, 1995

DOUGLAS C. YEARLEY*
(DOUGLAS C. YEARLEY)          Director                October 25, 1995

JOHN A. MAYER, JR.*
(JOHN A. MAYER, JR.)          Chief Financial Officer October 25, 1995
                              (Principal Financial
                               Officer)

DAVID H. SIDWELL*
(DAVID H. SIDWELL)            Managing Director       October 25, 1995
                              and Controller
                              (Principal Accounting
                               Officer)


*By:  MARGARET M. FORAN/s/
     (MARGARET M. FORAN, ATTORNEY-IN-FACT)            October 25, 1995




                                 EXHIBIT INDEX
                                 -------------


5.   Opinion and Consent of Margaret M. Foran, Esq., Vice
President, Assistant General Counsel and Assistant Secretary of J. P. Morgan, with respect to the legality of the securities registered hereunder.

23.  Consent of Independent Accountants.

24.  Powers of Attorney.